Exhibit 10.10

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (hereinafter referred as the “Assignment”) is made effective as of July 3, 2023, by and among Convexityshares Trust, a Delaware statutory trust (the “Trust”) for itself and on behalf of each series listed on Exhibit A to the Agreement (as amended from time to time) (the “Funds”), Convexityshares, LLC, a Delaware limited liability company, the sponsor of the Funds (“Sponsor”) Teucrium Trading, LLC, a Delaware limited liability company, the new sponsor of the Funds (“New Sponsor”), and U.S. Bank, N.A., a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (“US Bank”). The Trust, Funds, Sponsor, New Sponsor and US Bank are referred to herein as the “Parties.”

WHEREAS, the Trust, Funds, Sponsor and US Bank have entered into a Custody Agreement dated July 8, 2021 (as amended or otherwise modified from time to time, the “Custody Agreement”) with respect to the provision of certain services by US Bank to the Funds, as described in the Custody Agreement (“Services”); and

WHEREAS, under Article 15.03 of the Custody Agreement, “[w]ithout the written consent of the parties” to the Custody Agreement, it “cannot be assigned to any third party;” and

WHEREAS, Teucrium Trading, LLC desires to take over sponsorship from Convexityshares, LLC (the “Sponsorship Transfer”); and

WHEREAS, the assignment of the Custody Agreement by the Parties to the New Sponsor will not result in a material change in the nature or level of Services provided to the Funds;

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the Parties to this Assignment agree as follows:

1.	Assignment and Assumption. The Sponsor assigns to, and the New Sponsor hereby assumes, all past, present and future, right, title, and interest in and duties, liabilities and obligations of the Sponsor under the Custody Agreement.

2.	Release. The Sponsor is hereby released from all past, present and future, right, title, and interest in and duties, liabilities and obligations under the Custody Agreement.

3.	Consent. As required by Article 15.03 of the Custody Agreement, the Trust and the Funds hereby consent to the assignment and assumption provided in Section 1 of this Assignment.

4.	Ratification of Terms of the Custody Agreement; Effect. The Custody Agreement shall have the same force and effect with respect to each Party as if it had been executed directly thereby; and the terms of the Custody Agreement (including, without limitation, the current fee schedule thereto), as assigned by this Assignment, are hereby approved, ratified and confirmed by the Parties and may only be amended pursuant to a writing executed by USBank and the Trust, Funds, and New Sponsor consistent with Article 15.03 of the Custody Agreement.

5.	Addresses for Notices. Notices to the Funds, Trust, New Sponsor and US Bank pursuant to Article 15.08 of the Custody Agreement shall be sent to the following addresses:

Convexityshares Trust

7 Roszel Road, Suite 1A

Princeton, NJ 08540

U.S. Bank National Association

U.S. Bank Tower

CN-OH-W6TC

425 Walnut Street

Cincinnati, OH 45202

Attention: Global Fund Custody Support Services

Teucrium Trading, LLC 3

Main Street, Suite 215

Burlington, VT 05401

6.	Ratification of Operational Documents. The Parties hereto agree that any and all operational documents (including, without limitation, any authorized signers lists, funds transfer operating guidelines, standing instructions and price source authorizations) currently in effect are hereby approved, ratified and confirmed and that US Bank shall be entitled to rely upon the same as if they had been executed, entered into or established directly by US Bank.

7.	Representations and Warranties. Each of the Parties hereto represents and warrants that: (i) it is legally authorized to enter into this Assignment; (ii) its execution, delivery and performance of this Assignment does not conflict with any provision of law applicable to it or of its governing documents or of any agreement binding upon it; and (iii) all acts, conditions and things required to be done and performed by it and to have occurred with respect to it prior to its execution, delivery and performance of this Assignment and to render the same legal, valid and binding obligation of such entity enforceable against such entity in accordance with its respective terms have been done and performed and have occurred in compliance with applicable laws.

8.	Use of Information. Each of the Parties hereby irrevocably undertakes that it shall not use any of the information that it receives directly or indirectly as a result of the relationship established by this Assignment (“Information”) for any purpose other than to provide Services contemplated by the Custody Agreement and this Assignment. In that regard, each of the Parties hereby agrees that it shall use all commercially reasonable endeavors to ensure that its personnel, authorized entities, and affiliates do not use Information in order to solicit other business arrangements with the advisers and subadvisers to the Funds.

9.	Assurance and Cooperation. Following the date of this Assignment, and subject to the terms hereof, each of the Parties hereto agrees to execute and deliver such other documents and to take such actions that shall be reasonably requested by any other Party hereto in order to carry out and effectuate the transactions and actions contemplated by this Assignment.

10.	Amendments. No amendment, modification, revision or waiver of any of the terms or conditions of this Assignment shall be effective unless in writing signed by all of the parties hereto.

11.	Limitations. This Assignment is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding on any of the trustees, officers or shareholders of Trust or Funds individually, but are binding only on the Fund to which such obligations pertain and the assets and property of such Fund and the assets of one Fund shall not be liable for the obligations of another Fund.

12.	Counterparts. This Assignment may be simultaneously executed in multiple counterparts, each of which shall be an original, and all of which shall constitute one and the same agreement. Delivery of an executed counterpart by electronic means shall be deemed delivery of an original counterpart hereof.

13.	Binding Agreement. This Assignment shall be binding upon each of the Parties, their successors and any assigns, provided in the case of any assign that the assignment satisfied the requirements of Article 15.05 of the Custody Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Assignment to be executed by their respective duly authorized officers as of the date last written below.

Convexityshares Trust		Convexityshares, LLC

By:	/s/ Joseph Ferraro	By:	/s/ Joseph Ferraro
Name:	Joseph Ferraro	Name:	Joseph Ferraro
Title:	Chief Compliance officer	Title:	Chief Compliance officer
Date:	6/22/2023	Date:	6/22/2023

U.S. Bank, N.A.		Teucrium Trading, LLC

By:	/s/ Greg Farley	By:	/s/ Cory Mullen-Rusin
Name:	Greg Farley	Name:	Cory Mullen-Rusin
Title:	Senior Vice President	Title:	CFO
Date:	6/23/2023	Date:	6/22/2023

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